UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2007

BNCCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26290	45-0402816
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main, Bismarck, North Dakota	58501
(Address of principal executive offices)	(Zip Code)

(701) 250-3040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 9, 2007, Dr. Denise Forte-Pathroff resigned as a member of the Board of Directors of BNCCORP, Inc. (the “Company”). Dr. Forte-Pathroff had served as a director since 2000, and was a member of the Compensation Committee and the Nominating Committee of the Company’s Board of Directors. Dr. Forte-Pathroff’s resignation was due to the increased business commitments associated with the growth of her dermatology business and was not a result of any disagreement with the Company regarding the Company's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNCCORP, INC.
	By:	/s/ Gregory K. Cleveland
Gregory K. Cleveland
President
Dated: January 12, 2007